EXHIBIT 99.1

HK Financial Services Rebrands as Avantax Planning Partners, Keeping the Same Powerful Value Proposition for Accounting Firms

Avantax Planning Partners℠ and its RIA model serve CPAs holistically with turnkey tax, wealth management, client development and financial planning services

DALLAS – (Jan. 4, 2021) – HK Financial Services (“HKFS”), a fast-growing, CPA-focused registered investment advisor (“RIA”), has been rebranded Avantax Planning Partners and will operate alongside Avantax Wealth ManagementSM. The combined companies offer unique, flexible affiliation models, with the RIA model being particularly attractive to mid-size to large accounting firms.

The acquisition of HKFS in July 2020 by Blucora, Inc. (NASDAQ: BCOR), the parent company of Avantax, added an attractive model for accounting firms looking to holistically serve their clients with the addition of wealth management services. Under its new brand, Avantax Planning Partners will continue its legacy of offering a turnkey wealth management program for its affiliates while delivering comprehensive tax and financial planning services, as well as client development, training, marketing, compliance services and more.

Avantax Planning Partners further strengthens Avantax’s flexible affiliation models, which include:
•An independent broker-dealer for tax and wealth management professionals for whom independence is paramount;
•Multiple referral models for tax professionals who prefer a partnership or affiliation model through which their clients’ financial planning needs are met; and
•An employee-based model serving CPAs and tax professionals by partnering with Avantax’s in-house RIA.

“Avantax Planning Partners has allowed us to broaden how Tax and Financial Professionals can affiliate with Avantax, including the in-house RIA model, which is particularly attractive to large accounting firms,” said Avantax Wealth Management President, Todd Mackay. “Flexible affiliation models are core to the Avantax value proposition because they offer powerful ways for us to partner with Tax and Financial Professionals of all sizes, from sole practitioners, to multi-partner CPA firms. Additionally, our multiple affiliation model provides a turnkey solution for our independent Financial Professionals looking to transition their wealth management book of business.”

The new, more tightly aligned branding will not alter the client experience.

“The HKFS business model remains unchanged – as Avantax Planning Partners, we will continue working hand-in-hand with CPAs and tax professionals to provide turnkey wealth management and financial planning services to their clients,” said Louie Rosalez, President of Avantax Planning Partners. “There will be no change in our relationships with our current affiliates or our service to clients. Our team remains laser focused on delivering the high-touch experience clients have come to know, and expect, from us.”

As part of the brand alignment, the in-house retirement offering that was formerly referred to as HK Financial Services Retirement Plan Services will now be referred to as Avantax Retirement Plan Services℠. It will continue providing full fiduciary services, investment management, dedicated administration and support, and employee enrollment and education. This offering, available to all Tax and Financial Professionals affiliated with Avantax, serves a broader base of business clients in a more holistic manner.

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HK Financial Services Rebrands Under Avantax Wealth Management/Page 2

“Our thesis behind the highly complementary acquisition of HKFS was that it would help Avantax expand the ways its works with accounting firms and tax professionals, while also supporting Blucora’s growth objectives,” said Blucora President and Chief Executive Officer Chris Walters. “The rebranding is an important, public-facing demonstration that our lines of business are tightly aligned. We are confident that our differentiated tax-focused wealth management strategy and market position are compelling for the right Financial Professionals and their customers, and likewise, will support our future growth.”

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, a provider of data and technology-driven solutions that empowers people to improve their financial wellness. Blucora operates in two segments, including (i) wealth management, through its tax-focused Avantax Wealth Management and Avantax Planning Partners (formerly HKFS) brands, with a collective $76 billion in total client assets as of September 30, 2020 and (ii) tax preparation, through its TaxAct business, a market leader in tax preparation software with approximately 3 million consumer and 20,000 professional users in 2020. With integrated tax focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

About Avantax Wealth Management℠
Avantax Wealth Management℠ (which comprises the Wealth Management business of Blucora, Inc.) offers a tax-advantaged approach for comprehensive financial planning. Through its Tax-Smart approach, Avantax Financial Professionals help clients leverage taxes to create financial growth opportunities. Most financial companies treat taxes as an afterthought, or not at all, even though taxes are one of life’s most complex and costly expenses. Avantax uses technology, tax and wealth management insights to uncover tailored and advantageous opportunities across our clients’ financial lifecycles to help enable better long-term outcomes.

About Avantax Planning Partners℠
Avantax Planning PartnersSM is a national financial planning and wealth management firm that partners with CPA firms to combine and deliver holistic financial and tax-planning services to their clients. Using the Guidance Planning Strategies planning tool, Avantax Planning Partners visually lays out a long-term plan, considering a wide array of financial decisions and their potential impacts on clients’ financial health. Through this unique and proven approach, Avantax Planning Partners and CPA firms help clients make progress toward their financial goals through strategies such as asset management, estate planning, retirement planning, tax planning, risk management and more.

About Retirement Plan Services℠
Avantax Retirement Plan ServicesSM provides a turnkey retirement plan solution designed for business owners and their employees. The comprehensive program incorporates full fiduciary coverage, investment management, dedicated services and support and employee education. The retirement plan services team customizes plans designed to have a meaningful impact for business owners and their employees. The comprehensive services allow clients to minimize retirement plan administration, reduce fiduciary risk, and provide personalized participant education.

Media Contact:
Dee Littrell
Investor Relations
IR@Blucora.com
972-870-6463

Avantax WM HoldingsSM is the holding company for the group of companies providing financial services under the AvantaxSM name. Securities offered through Avantax Investment Services℠, Member FINRA, SIPC. Investment advisory services offered through Avantax Advisory Services℠ and Avantax Planning PartnersSM. Insurance services offered through licensed agents of Avantax Insurance Agency℠, Avantax Insurance Services℠, and Avantax Planning PartnersSM. 3200 Olympus Blvd., Suite 100, Dallas, TX 75019, 972-870-6000

The Avantax family of companies exclusively provide investment products and services through its representatives. Although Avantax Wealth Management℠ does not provide tax or legal advice, or supervise tax, accounting or legal services, Avantax representatives may offer these services through their independent outside business. This information is not intended as tax or legal advice. Please consult our firm and your legal professional for specific information regarding your individual situation.

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